ADMINISTRATIVE COMPLIANCE AGREEMENT

     This Administrative Compliance Agreement ("Agreement") is made between the United States Army ("Army"), acting through its Suspension & Debarment Official ("SDO"), on behalf of the U.S. Government as the lead agency for determining the present responsibility and ITT Corporation (the "Contractor").

A. PREAMBLE

     1. On March 26, 2007, ITT Corporation entered into a plea agreement with the United States Attorney's Office for the Western District of Virginia regarding allegations that, on numerous occasions between the mid-1980s and 2005, it violated the Arms Export Control Act, as implemented by the International Traffic in Arms Regulations ("ITARs"). Specifically, ITT Corporation's Night Vision Division was accused of knowingly violating the ITARs by sending technical data, drawings, specifications, services and equipment related to classified military night vision systems to parties in Singapore, the United Kingdom and elsewhere without export licenses from the Department of State. In addition, it is alleged that from the late 1990s through 2001, ITT Corporation deliberately submitted false and misleading statements regarding its compliance with ITARs to the Department of State to minimize and conceal this activity. The charges included in the criminal information filed in support of the plea agreement were two counts of Willful Export of Defense Articles Without a License in violation of Section 38 of the Arms Export Control Act and Sections
127.1 (a) and 127.3 of the ITARs, and one count of Willful Omission of Statements of Material Fact in Arms Export Reports, in violation of 22 U.S.C. ss. 2778(c) and 18 U.S.C. ss. 2.

     2. As a result of the March 26, 2007 agreement, ITT Corporation pled guilty to one count of Willful Export of Defense Articles Without a License and the charge of Willful Omission of Statements of Material Fact in Arms Export Reports. Regarding the second count of Willful Export of Defense Articles Without a License, ITT Corporation and the United States Attorney's Office entered into a Deferred Prosecution Agreement on March 26, 2007. The Deferred Prosecution Agreement provides that ITT Corporation pay a $2,000,000.00 criminal fine, forfeit $28,000,000.00 of proceeds derived from its illegal actions, and pay $20,000,000.00 in monetary penalties to the Department of State for the ITARs violations. The Deferred Prosecution Agreement also contains a $50,000,000.00 "Deferred Prosecution Monetary Penalty" and provides that ITT may reduce on a dollar-for-dollar basis the amount of the $50,000,000.00 Deferred Prosecution Monetary Penalty by:

          [M]onies spent to accelerate and further the development and fielding of the most advanced night vision technology [and] spent in consultation with and with the prior agreement of the United States Army as further discussed in Attachment 3 hereto.

     3. In order to assure its present responsibility, 1TT Corporation agrees to execute and take the remedial actions specified in this Agreement, including Section C, Contractor Responsibility Program, subject to the terms and conditions described in Section D, General Conditions, and



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Section E, Administration of this Agreement. ITT Corporation also agrees to acknowledge and abide by the provisions of the Appendices to this Agreement, which provide supplemental information and guidance on the implementation of specific remedial actions.

     4. The Army has determined that the terms and conditions of this Agreement, if complied with, provide adequate assurance that the interests of the Government will be sufficiently protected to preclude the necessity of debarment or suspension of the ITT Corporation.

     5. This Agreement is effective for a period of five years (60 months) from the Effective Date. Upon the completion of the third year of this Agreement, ITT Corporation may request a review of its performance under the Agreement and ask that the SDO determine if it has fulfilled its obligations under this Agreement and the Deferred Prosecution Agreement. The decision concerning the fulfillment of these obligations shall be at the sole discretion of the SDO, in consultation with the United States Attorney for the Western District of Virginia and the Department of State. In addition, at any time after the completion of the third year of the agreement, ITT Corporation may present information for consideration by the SDO regarding its performance under the Agreement and request a reconsideration of the SDO's decision to maintain the Agreement in force.

NOW THEREFORE, in consideration of the promises set forth herein and for good and valuable consideration, the parties mutually agree as follows.

B. DEFINITIONS

     1. "Arms Export Control Act" or "AECA" refers to the provisions of Title 22, United States Code, Chapter 39. Executive Order 11958, as amended, delegates authority for implementation of the AECA to the Department of State via the ITARs.

     2. "Army" refers to the United States Army. Specific points of contact for this Agreement are the SDO and the United States Army Legal Services Agency, Contract and Fiscal Law Division, Procurement Fraud Branch and their designees. Regarding Attachment 3 to the Agreement, points of contact will be designated by the United States Army Research, Development & Engineering Command, Communications and Electronics Research and Development Center, Night Vision & Electronic Sensors Directorate.

     3. "Attachment" refers to documents which are incorporated by reference into this Agreement. Attachments contain material relevant to the basis for entering into this Agreement or discuss specific aspects of its implementation. Attachments may be modified after the entry of this Agreement into force without altering the basic Agreement itself at the express agreement of the parties. As executed, there are three "Attachments" to this Agreement: Attachment 1 - Deferred Prosecution Agreement and its attachments; Attachment 2 - Plea Agreement; and Attachment 3 -Deferred Prosecution Monetary Penalty Implementation.

     4. "Appendix" or "Appendices" refer to modifications to the Agreement itself. Appendices may be added at the agreement of the parties to address a new or unforeseen issue related to the implementation of the Agreement.


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     5. "Contractor" refers to ITT Corporation, including its divisions, operating units, groups, value centers and other subsidiaries, as appropriate, including its directors, officers, and employees, while acting in their capacities as such.

     6. "Days" refers to calendar days.

     7. "Deferred Prosecution Agreement" refers to the agreement signed on March 26, 2007 between the United States Attorney's Office for the Western District of Virginia and ITT Corporation regarding one of two charges of Willful Export of Defense Articles Without A License in violation of 22 U.S.C. ss.ss. 2778(b)(2), 2778(c), 18 U.S.C. ss. 2, and 22 C.F.R. 127.1(a) and 127.3. Included in the
Deferred Prosecution Agreement are Appendix A, the Statement of Facts and Appendix B, the Remedial Action Plan. A copy of this agreement may be found at Attachment 1.

     8. "DFARS" refers to the Defense Federal Acquisition Regulation Supplement.

     9. "Effective Date" refers to the date on which the SDO signs this Agreement on behalf of the Army.

     10. "Employee" refers to officers, managers, and supervisors. All other full and part-time workers, whose performance is under the direct supervision and control of the Contractor, will be considered "employees" solely for training purposes. Consultants and temporary workers shall be made aware of the compliance agreement and the standing Contractor Responsibility Program, and, to the extent engaged in the formation or administration of government contracts, furnished copies of the Code of Corporate Conduct and the Government Contracting Policies and Procedures.

     11. "Chief Ethics & Compliance Officer" refers to a managerial officer of the Contractor who will be the first point of contact for all questions regarding the terms and conditions of this Agreement.

     12. "FAR" refers to the Federal Acquisition Regulation.

     13. "Government" refers to any department, agency, division, independent establishment, or wholly-owned corporation of the United States Government.

     14. "Independent Cause for Suspension or Debarment" refers to a reason or basis for such action not directly related to information set forth in the Preamble or any document referred to in the Preamble.

     15. "Independent Monitor" refers to an independent attorney, certified public accountant, or other expert knowledgeable in the area of Federal Government contracting policies and procedures who will act to ensure the Contractor's compliance with the terms of this Agreement.

     16. "International Traffic in Arms Regulations" or "ITARs" refers to Chapter 22, Code of Federal Regulations, Parts 120 through 130.


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     17. "Plea Agreement" refers to the agreement entered into on March 28, 2007 between the United States Attorney's Office for the Western District of Virginia and the Contractor regarding the disposition of the charges against the Contractor for violation of the AECA as implemented by the ITARs. A copy of this agreement may be found at Attachment 2.

     18. "U.S.C." refers to the United States Code.

     19. "Temporary workers" shall mean persons who have worked for the Contractor for more than ninety (90) days.

     20. "Ombudsperson" shall mean the Office of the Ombudsman, located at Value Centers and other business units of ITT, who will act as an alternative channel of communication for ITT employees and other interested individuals who wish to report what they consider to he infractions or violations of the Contractor's Code of Corporate Conduct or ask questions regarding the Code.

C. CONTRACTOR RESPONSIBILITY PROGRAM

     1. Existing Program Elements. The Contractor has a company-wide Contractor Responsibility Program which provides the institutional means for achieving present responsibility as a Government contractor. As of the Effective Date, the Contractor has established the following elements of this program:

     a. Code of Corporate Conduct. The Contractor has established and continues to have in place corporate compliance and ethics policies, programs, procedures and training as part of its ongoing business practices. These include a Code of Corporate Conduct ("Code") setting forth the Contractor's basic principles and standards for ethical business conduct and integrity, and establishing the responsibility of individual employees to comply with all applicable laws and regulations. All of the Contractor's employees must annually certify that they have reviewed the Code, have received training regarding the Code, and understand that they are required to comply with its provisions. Current versions of the Code are available at www.itt.com.

     b. Management Involvement and Overall Interaction of Contractor Responsibility Program.

          (i) The Contractor's Board of Directors, directly or through committees, assesses the activities and responsibilities of the Contractor's Corporate Responsibility Program, including the compliance activities of the Contractor, which further includes compliance with applicable law and regulation, including government contracts and export control regulations.

          (ii) The Contractor has established Compliance Review Boards ("CRBs") at the value center, group, and world headquarters levels. CRBs are staffed by members of the human resources department, legal department, and/or finance department, and/or the compliance official at each level and are responsible to ensure that the Contractor's Responsibility Program is a formal and documented process for investigating


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               potential violations of the Code. CRBs also have the
               responsibility of assigning investigative teams to address potential violations of the Code after they are discovered and reported. This process, as well as the responsibilities of the CRBs, is set forth in Corporate Policy 40-13, "Compliance Issue Handling and Communication," dated May 5, 2005.

          (iii) Contractor has also appointed Ombudspersons at its Headquarters, and at each of its groups, to receive and investigate reports of possible violations of the Code.

          (iv) All issues giving rise to an investigation by a CRB or Ombudsperson will be registered and recorded in the Contractor's "Compliance Tracking System" operated using EthicsPoint (see below). This system is used to track and document all actions taken from the beginning of the investigation until issue resolution. The system is available by electronic means and has various levels of security, as it is accessible by variously, the CRB investigative team, the Ombudsperson, Legal Department, and the Chief Ethics & Compliance Officer.

     c.   Ethics and Compliance Training.

          (i) Code of Conduct Training. The Contractor provides training for its employees regarding the Code and revisions thereto. For example, the Contractor provided training in 2006 for its employees following a 2006 revision to the Code. After providing the training, the Contractor required that employees certify to receiving the Code and participating in the training program. This training has been revised and updated and will be provided to employees during 2007.

          (ii) Government Contracting Training. The Contractor provides employees with Government contracting training opportunities. The training program includes topics covering the more critical issues faced by the Contractor when preparing for, entering into, and administering Government contracts. The Contractor targets certain employees who are directly involved with formation and the performance of Government contracts to receive specialized training in procurement laws, regulations, and policies. Like the Code of Conduct training, employees are required to certify that they attended the training and received a copy of the relevant materials at the conclusion of the particular Government contracts training course.

          (iii) Frequency and Certification of Training. The Contractor conducts and updates all ethics and Government contracting training and employee certifications annually. The Contractor requires that rosters of all employee certifications for ethics and Government contracting training be maintained.

     d. Government Contracting Policies and Procedures. The Contractor is developing an updated set of Government Contracting Compliance Policies and Procedures ("GCCP&P") setting forth the Contractor's compliance obligations under relevant law and regulation. Specific GCCP&P have been or will be created for specific value centers. The Contractor will submit the GCCP&P(s) to the Army for review and, with respect to those portions of the GCCP&P updated or issued after the Effective Date,


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          in advance of promulgation unless immediate promulgation is required by law. The Contractor annually will review and update as necessary the GCCP&P. Contractor management shall monitor employee compliance with the GCCP&P, and consider such compliance when making decisions concerning personnel decisions, including compensation.

     e. Employee Telephonic and Web-based Hotlines. In addition to the CRBs and Ombudsperson, the Contractor maintains a toll-free compliance telephonic hotline operated by EthicsPoint which is available to receive information 24 hours a day, 7 days a week.

          (i) Contractor's hotline is available so that employees may report to the Compliance Department any violations of the Code. In reporting the alleged violation, employees are given the option to do so anonymously, in accordance with local law and regulation. Information on how to use or access the hotline is readily available to all employees in work areas. Information gathered and learned from the hotline is provided to the CRBs, who will initiate investigations as appropriate.

          (ii) Contractor, in addition to a telephone hotline, also uses "EthicsPoint" as a database for recording alleged violations of the Code. The Contractor, in addition to its telephone hotline, also utilizes EthicsPoint to allow employees to report alleged violations of the Code through the internet at www.ethicspoint.com. Alleged violations of the Code are sent to the CRBs for appropriate investigation.

     f. Employee Newsletter. Contractor publishes a quarterly newsletter, which provides employees with company information. As part of the newsletter, the Contractor regularly prepares articles that serve to inform employees on compliance issues and related matters.

     g. Management Training Program. As part of its management development program, Contractor's personnel receive training regarding ethical behavior and adherence to the corporate compliance program. Personnel identified for managerial positions are informed that the Code is incorporated in employee performance assessments and is considered when evaluating competency for advancement within the corporation, as well as for compensation purposes.

     h. Wallet-Sized Compliance Information. Contractor has prepared and issued wallet-sized compliance information cards to all employees. The card provides employees with the emergency contact information for the Ombudspersons throughout the entire company and EthicsPoint, thereby assisting employees in reporting violations 24 hours a day, 7 days a week.


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     2. Required Program Elements. The following steps and procedures shall be implemented as part of this Agreement:

     a.   Code of Corporate Conduct.

          (i) The Contractor shall maintain, and, as necessary, revise, the Code to ensure that the Contractor maintains the business integrity and honesty required of a Government contractor, and that the Contractor's performance is in strict compliance with the terms and conditions of its Government contracts.

          (ii) The Contractor, when possible without violation of applicable local law or regulation, shall add a requirement in the Code at its next update that, in addition to the hotline and web-based vendor service for reporting compliance issues, employees may report any violation of the Code, whether committed by the Contractor, a vendor, a subcontractor, or a Government employee.

          (iii) Within 60 days of the Effective Date of this Agreement, Contractor shall submit the latest edition of its Code to the Army for written approval. If the Army objects to the Code as failing to meet the requirements of this Agreement, Contractor shall promptly revise the Code to meet the Army's objections and resubmit it for approval.

     b. Management Involvement and Overall Integration of Contractor Responsibility Program.

          (i) Within 90 days of the Effective Date of this Agreement, the Contractor will implement a uniform system for reporting findings of all complaints submitted through the CRBs, hotline, Ombudsperson, EthicsPoint, or to the Independent Monitor. Such system may utilize any means deemed appropriate to the Contractor; however, at a minimum, the reporting system must contain the following elements: 1) identification of the accused individual (unless circumstances warrant protecting the individual's identity further) and business unit; 2) a description of the allegations; 3) a listing of the investigating personnel; 4) the date of the initial report/complaint; 5) the resolution to the issue; and 6) recommendation regarding additional or preventative action to be taken. These reports shall contain supporting documents collected during the course of the investigation as attachments. This system, once approved by the Army and the Independent Monitor, shall be applied to all investigations. The Contractor will accomplish these goals through the EthicsPoint system.

          (ii) Within 120 days of the Effective Date of this Agreement, the Contractor will develop and/or update its written corporate policies and procedures to ensure uniform application of the Contractor Responsibility Plan. These policies and procedures shall be provided to the Independent Monitor and the Army for review and will be the basis for the development of training materials regarding the implementation of the Contactor Responsibility Plan.


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     c.   Ethics and Compliance Training.

          (i) Army Approval of Training Plans. Within 30 days of the Army's approval of the update of the Contractor's GCCP&P, the Contractor shall provide the Army and the Independent Monitor a training plan with a detailed description of course materials it intends to use in training classes. If the Army rejects the plan, the Army will specify the reasons for doing so and the Contractor will promptly propose another plan.

          (ii) Notice of Training. Upon request, the Contractor will provide the Independent Monitor and/or the Army a schedule of upcoming ethics and Government contracting training sessions so the Independent Monitor and/or the Army may attend the training.

          (iii) Within 60 days of the approval of the training plan by the Army, pursuant to paragraph (i) above, the Contractor shall commence training of all employees directly involved with the formation and performance of Government contracts, including specialized training in laws, regulations, and contractor policies and procedures related to Government contracting. These employees shall sign and date a roster which may be in an electronic format certifying they attended the training, received a copy of the GCCP&P and were familiarized with its requirements. Within 90 days of being hired, the Contractor shall ensure that those employees involved in the Government contracting process receive training, a copy of the GCCP&P, and sign and date a roster certifying they attended training and received and read a copy of the GCCP&P.

     d. Employee Hotline. The Chief Ethics & Compliance Officer shall ensure that a record is maintained of all hotline submissions, or employee reports to the CRBs, Ombudspersons, or Independent Monitor, using the EthicsPoint system, to include: date and time of call; identity of caller, if disclosed; summary of allegation or inquiry; and general resolution or referral. The Contractor shall require that each call is adequately investigated and resolved. Access to EthicsPoint will be granted to the Independent Monitor solely to facilitate the duties described in Section C.5(f) of this Agreement and, at its request, the Army. The Contractor shall not assert an attorney-client or work-product privilege with respect to the relevant contents of EthicsPoint.

     e. Notification to Employees of this Agreement. Within 60 days of the Effective Date of this Agreement, Contractor's Chief Executive Officer shall prepare and display, in places sufficiently prominent to be accessible to all employees, a letter stating that the Contractor has entered into this Agreement at facilities in the United States. A copy of the Chief Executive Officer's letter will be forwarded to the Anny for approval prior to distribution. The letter shall state:

          (i)  The basis for this Agreement;

          (ii) Contractor's commitment to observe all applicable laws and regulations, and to maintain the highest standards in conducting business with the United States Government;


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          (iii) A brief description of the features of the Contractor
               Responsibility Program;

          (iv) The toll-free telephonic hotline, EthicsPoint website, and contact information of the Independent Monitor;

          (v) The availability of the Chief Ethics & Compliance Officer or his designee and the Independent Monitor to answer questions concerning the Code;

          (vi) Employees' ability to report matters to the Independent Monitor, who will conduct an investigation, including a recommendation of corrective action; and

          (vii) That employees may make reports of violations of the Code without revealing their identity, when such anonymity is possible without violation of applicable local law or regulation.

     f. On an annual basis, the Independent Monitor and the Contractor's Board of Directors shall meet to discuss the implementation of this Agreement, the status of ongoing investigations and other matters.

     g. The Contractor shall submit written reports at the request of the Independent Monitor for the purpose of preparing reports to the Army as specified in Section C.7 of this Agreement.

The Contractor shall submit written reports at the request of the Independent Monitor for the purpose of preparing reports to the Army as specified in Section
C.7 of this Agreement.

     3. Investigations by Third Parties.

     a. Subject to the provisions and requirements of the Deferred Prosecution Agreement with the Department of Justice and Consent Agreement entered into between the Contractor and the Department of State (the "Consent Agreement"), the primary internal means of investigating violations of the Code, including Government contracting regulations, and/or export law and regulation by the Contactor shall be through and within the Contractor Responsibility Program described herein. In certain cases, the Contractor may engage the services of a third party, at its discretion, to assist the Contractor in investigating allegations of wrongdoing by the Contractor and/or its employees. Examples of cases where third party investigations may be appropriate include those which require special technical expertise on the part of the investigator which is not otherwise available internally to the Contractor, investigations of senior level (i.e. VicePresident or higher) personnel, investigations which, due to their complexity, would cause severe disruption to the operation of the business unit affected or where the use of a third party is mandated by a government authority, such as the Deferred Prosecution Agreement or Consent Agreement referenced above, or law or regulation. Subject to the Deferred Prosecution Agreement and Consent Agreement referred to above, all investigations must be conducted within the framework of the Contractor Responsibility Program.


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     b.   The Contractor shall, within 30 days of the Effective Date of this
          Agreement, provide to the Independent Monitor and the Army, a list of current internal investigations being conducted with the assistance of third parties on behalf of the Contractor regarding violations of Government contracting or export law or regulation This list shall include the name of the third party conducting the investigation, the general nature of the investigation subject matter, and the reason for utilizing the resources of a third party to supplement the internal investigation.

     c. The Contractor shall provide notice to the Independent Monitor and the Army within 7 business days of commencing any future internal investigations regarding violations of government contracting or export law or regulation that utilize a third party. This notice shall include the name of the third party which will conduct the investigation, the general nature of the investigation subject matter, and the reason for utilizing a third party to supplement the internal investigation.

     d. As part of the quarterly report pursuant to Section C.7(a)(iii) of this Agreement, the Contractor shall provide the Independent Monitor with updates regarding the status of all open investigations regarding violations of government contracting or export law or regulation where third party resources are retained to support the investigation.

     e. At the conclusion of any investigation regarding violations of government contracting or export law or regulation whether conducted using internal resources or by third parties, the Contractor shall provide to the Independent Monitor a report of the findings of the investigation and actions taken or to be taken in response to those findings. This report will not be of a privileged nature and will be included by the Independent Monitor as part of his or her regular reports to the Army and other parties utilizing the services of the Independent Monitor.

     f. The use of a third party in an investigation by the Contactor does not preclude a similar or simultaneous investigation by the Independent Monitor pursuant to the provisions of Section C.3 of this Agreement.

     4. Chief Ethics & Compliance Officer. The Contractor has appointed a Chief Ethics & Compliance Officer to oversee its Corporate Responsibility Program. The Chief Ethics & Compliance Officer has direct reporting responsibilities to the Contractor's President and Chief Executive Officer, shall serve as the Contractor's first point of contact for all questions regarding the terms and conditions of this Agreement and Contractor implementation of this Agreement, investigate complaints concerning Contractor's compliance with this Agreement, and report to the Army concerning Contractor's compliance with this Agreement. Any change in the Chief Ethics & Compliance Officer shall require prior Army approval.

     5. Independent Monitor.

     a. General. The Independent Monitor is responsible for monitoring and assessing the Contractor's compliance with the terms of this Agreement to ensure that the Contractor performs its obligations in a timely and satisfactory manner.


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     b.   Appointment. The Contractor has nominated Mr. John S. Pachter to serve as an Independent Monitor at Contractor's expense for the oversight of this Agreement. This nomination has been made in coordination with the Department of Justice and the Department of State per the terms of the Deferred Prosecution Agreement. Mr. Pachter's nomination has been approved by the Army.

     c. Removal of the independent Monitor. Any change of the Independent Monitor appointed per this Agreement requires prior Army approval. At any time, should the Army become dissatisfied with the performance of the Independent Monitor, the Army may require the Contractor to nominate a new Independent Monitor again subject to Army approval.

     d. Nature of Employment. The Army intends for the Independent Monitor to act as an independent check upon the Contractor's compliance with this Agreement. The Independent Monitor shall not be an agent of the Contractor, and his work shall not be subject to the Contractor's assertion of the attorney-client privilege or the work-product doctrine. The Army also intends that the Independent Monitor will work with the Contractor's management team in implementing this Agreement. The Independent Monitor will be consulted by both parties regarding questions concerning the terms and conditions of this Agreement, and will, at his discretion, investigate complaints concerning the Contractor's compliance with this Agreement, and will report to the Army concerning the Contractor's compliance with this Agreement. The Independent Monitor may, as he reasonably requires, consult with other counsel, at Contractor's reasonable expense, in performing any of his responsibilities under this Agreement.

     e. Annual Certification of Independence. Upon nomination, and upon each anniversary of the Effective Date of this Agreement during its tenure, the Independent Monitor shall furnish the Army with an affidavit certifying that he has no financial interest in, or other relationship with, the Contractor or its affiliates, other than that arising from his appointment as the Independent Monitor. The affidavit must also certify that his representation of any other client will not create a conflict of interest or appearance thereof in fulfilling his responsibilities as Independent Monitor. Any change in relationships that would affect these certifications must be reported to the Army before they occur or as soon as the Independent Monitor or Contractor learns of them.

     f.   Duties. The Independent Monitor's duties shall include:

          (i) Verification of the implementation of the Contractor Responsibility Program described in Section C of this Agreement.

          (ii) Investigation of allegations of violations of this Agreement and matters arising under the Contractor Responsibility Program involving violations of Goverrunent contract laws, rules, and regulations, or other matters that raise questions concerning the Contractor's present responsibility. For this purpose, the Independent Monitor, at the conclusion of each of his investigations, shall provide a written report to the Contractor's Chief Ethics & Compliance Officer and to the Army, detailing the substance of the allegations, evidence revealed by the investigation, and the findings


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               and recommendations. The Contractor shall take corrective actions where appropriate. The Independent Monitor's complete investigative file shall be furnished to the Army. This provision does not preclude participation in the Department of Defense Voluntary Disclosure Program.

          (iii) Review of investigations made by the Contractor in accordance with the provisions of Section C.3 of this Agreement.

          (iv) Preparation and submission of reports to the Army as specified in Section C.7 of this Agreement.

          (v) Attending and monitoring employee training on the Code and Government contracting as he deems appropriate.

          (vi) On an annual basis, the Independent Monitor and the Contractor's Board of Directors shall meet to discuss the implementation of this Agreement, the status of ongoing investigations and other matters. In addition, when necessary, but not less than semiannually, the Independent Monitor shall meet with the management of any of the Contractor's divisions, operating units, groups, value centers and other subsidiaries, to discuss the progress of implementing the Contractor Responsibility Program described in Section C of this Agreement. Notice of such meetings shall be provided to the Army by the Independent Monitor not less than 30 days in advance to allow for attendance by the Army and, if necessary, other parties to the Deferred Prosecution Agreement.

          (vii) Performance of other duties as described elsewhere in this Agreement, or as deemed reasonably necessary by the Independent Monitor, the Army, or the Department of Justice, to implement this Agreement.

     g.   Staff. The Contractor agrees that the Independent Monitor shall:

          (i) Have sufficient staff and resources, as reasonably determined by the Independent Monitor, to effectively monitor the Contractor's compliance with this Agreement; and

          (ii) Have the right to select and hire outside expertise as reasonably necessary to effectively monitor ITT's compliance with this Agreement.

     h. Fees and Expenses. The Contractor agrees to pay the reasonable fees and expenses associated with an Independent Monitor for this Agreement as negotiated between the Contractor and the Independent Monitor.

     6. Deferred Prosecution Monetary Penalty. As part of the Deferred Prosecution Agreement between the United States and the Contractor, the Contractor agreed to a Deferred Prosecution Monetary Penalty of $50,000,000.00. Payment of this penalty has been suspended by the United States for a period of sixty (60) months. During that sixty (60) month suspension period, ITT may reduce on a dollar-for-dollar basis the amount of the $50,000,000.00 Deferred Prosecution Monetary Penalty, by up to $50,000,000.00, for monies spent to accelerate and further the development and fielding of the most advanced night vision technology.

Administrative Compliance Agreement
ITT Corporation

     a.   Accounting.

          (i) Contractor further agrees to provide the Independent Monitor quarterly reports detailing the monies spent as part of offsetting the Deferred Prosecution Monetary Penalty. These reports shall include, at a minimum, the following:

               (1)  The amounts expended;

               (2)  The nature of the expense;

               (3) A brief description of how the expense qualifies under the Deferred Prosecution Agreement as a corrective action credit; and

               (4)  The total amount expended as of the date of the report.

          (ii) Contractor shall provide reports to the Army Official designated in Attachment 3 to this Agreement, for the purpose of monitoring development and fielding associated with the Deferred Prosecution Monetary Penalty Implementation. The frequency of and information to be included in these reports shall be specified to the Contractor by the designated Army Official.

     7. Reports to the Army.

     a. The Independent Monitor shall submit a quarterly report to the Army that is postmarked no later than seven days after the first day of October, January, April, and July, as appropriate, of each year that this Agreement is in effect, until this Agreement has expired. The report shall include:

          (i) A description of the training conducted that is required by this Agreement and the number of persons who attended, including a statement of the percentage of total employees trained year to date as of the date of the report.

          (ii) The total number of hotline calls and other contacts made or referred to the Independent Monitor. This part of the report shall include:

               (1) The means by which any alleged misconduct was reported (e.g., call, letter, or drop-in visit, electronic means, etc.);

               (2) The category of any alleged misconduct (e.g., product substitution, mischarging, defective pricing, etc.) and a brief descriptive summary thereof,

               (3) Whether the alleged misconduct was substantiated, in whole or in part;

               (4) Whether disciplinary action was imposed and if so, a description of that action;

Administrative Compliance Agreement
ITT Corporation

               (5) Whether corrective measures other than disciplinary actions were taken and if so, a description of those actions. Matters pending resolution at the time of a reporting period shall be included in each subsequent report until final resolutions of the matters are reported;

          (iii) Whether any investigations utilizing third party resources have been initiated and the status of previously reported investigations utilizing third party resources as required by Section C.3(d) of this Agreement.

          (iv) The status of expenditures made for the Deferred Prosecution Monetary Penalty reduction as required by Section C.6(b) of this Agreement.

     b. In addition, the Contractor and the Independent Monitor shall submit a report to the Army that is postmarked no later than 14 days after the third anniversary date of the Agreement reviewing the Contractor's compliance with the Agreement and the ethics environment within the company. The report shall be reviewed by the Army and a review of the Contractor's performance under this Agreement and the Deferred prosecution Agreement shall be made to the SDO by the Independent Monitor. This report , at a minimum, shall include a discussion of the following:

          (i) The state of the Contractor's compliance programs, including progress made by the company during the term of the ACA;

          (ii) A discussion of Contractor's training program and its compliance with this requirement;

          (iii) A summary of actions as Independent Monitor;

          (iv) A list of recommendations and/or "lessons learned"; and

          (v)  A discussion of any other topic relevant to the Agreement.

     c. At the conclusion of the Agreement, the Independent Monitor shall prepare a report for review by the Army SDO. This report shall include information regarding investigations conducted by the Independent Monitor, information regarding the Contractor's implementation of the Contractor Responsibility Program, a summary of hotline calls reviewed pursuant to this Agreement, a summary of expenditures under the Deferred Prosecution Monetary Penalty and any other topics requested by the Army.

D. GENERAL CONDITIONS

     1. Unallowable Costs. All unallowable costs, as described in FAR 31.205-47, incurred for or on behalf of Contractor in response to or in preparation of Government criminal, civil, or administrative actions related to alleged violations described in the Section A of this Agreement, and all costs incurred by Contractor in negotiating this Agreement, the Deferred Prosecution Agreement, or Consent Agreement shall be deemed unallowable costs, direct or indirect, for Government contract purposes. These unallowable amounts shall be separately accounted for by

Administrative Compliance Agreement
ITT Corporation

the Contractor by identification of costs incurred: a) through accounting records to the extent possible; b) through memorandum records, including diaries and formal logs, regardless of whether such records are part of official corporate documentation, where accounting records are not available; and c) through good faith itemized estimates where no other reasonable accounting basis is available.

     a. Costs incurred in the reduction of the Deferred Prosecution Monetary Penalty are specifically designated as unallowable costs. This prohibition includes the direct or indirect inclusion of these costs in any claim for payment or reimbursement made against the Government by the Contractor.

     2. Allowable Costs. The costs of all self-governance normally required under FAR 9.104-1 and DFARS 203.7001, including the compliance, or ethics programs, activities and offices in existence as of the Effective Date and which are continued by the terms of this Agreement shall be allowable costs to the extent otherwise permitted by law and regulation.

     3. Modifications of This Agreement. Any requirements imposed on Contractor by this Agreement may be discontinued by the SDO at his sole discretion. Other modifications to this Agreement may be made only in writing and upon mutual consent of the parties to this Agreement.

     4. Approvals. Where this Agreement requires approval by the Army, or other action or response by the Army, the Chief, Procurement Fraud Branch or his/her designee, will normally provide such action. This does not restrict the ability of the SDO to take such action as he may elect.

     5. Business Relationships with Suspended or Debarred Entities. Contractor shall not knowingly subcontract or enter into any business relationship in support of a U.S. Government prime contract with any individual or business entity that is listed by the General Services Administration (GSA) as debarred, suspended, or proposed for debarment. In order to implement this provision, the Contractor shall make reasonable inquiry into the status of any such potential business partner, to include, at a minimum, review of the GSA's Excluded Parties List System./1

     6. Public Document. This Agreement is a public document. It, and any attachments, appendices, addendums and/or modifications, will be posted on the publicly assessable Army Fraud Fighter's Website./2

____________________

1/   Available at:
http://www.epls.gov/epls/servlet/EPLSSearcMain/1

2/   Available at:
https://www.jagcnet.army.mil/JAGCNETInternet/Homepages/AC/ArmyFraud.nsf'
(JAGCNetDocID)/HOME? Open Document.

Administrative Compliance Agreement
ITT Corporation

     7. Release of Liability. Contractor releases the United States, its instrumentalities, agents, and employees in their official and personal capacities, of any and all liability or claims, monetary or equitable, arising out of the negotiation of, and entry into, this Agreement.

     8. Legal Proceedings. Contractor will provide, within 30 days of the entry into force of this Agreement, a listing and status of all known ongoing criminal, civil and administrative investigations and proceedings conducted by any Government entity with regard to any allegation relating to the Contractor's violation of government contracts or export law or regulation.

     9. Information Sharing. The Contractor agrees that the Army and/or the Independent Monitor, at their sole discretion, may disclose to any Government department or agency any information, testimony, document, record or other materials provided pursuant to this Agreement. Such disclosures shall be subject to 18 U.S.C. ss. 1905 and other applicable exemptions to the Freedom of Information Act.

     10. Scope of This Agreement - Suspension and Debarment for Independent Cause. This Agreement in no way restricts the authority, responsibility, or legal duty of the Army, or any other federal agency to consider and institute suspension or debarment proceedings against the Contractor based upon information constituting independent cause for suspension or debarment concerning events related or unrelated to the facts and circumstances set out herein, including, but not restricted to, any substantive allegations of wrongdoing under any past, present, or future hotline complaint or security program investigations. The Army or any other federal agency may, in its sole discretion, initiate such proceedings in accordance with the FAR Subpart 9.4.

     a. The Army reserves the right to require additional protective measures or modifications of this Agreement if an independent cause for suspension or debarment should arise. Failure to institute such proposed measures may constitute an independent cause for debarment of the Contractor in accordance with FAR Subpart 9.4.

     b. Suspension and/or debarment may be initiated at any time under the same facts and circumstances underlying this Agreement should further information become available that indicates such action is necessary to protect the Government's interests.

     c. Upon conclusive evidence that the Contractor has misrepresented any aspect of its proffer in connection with this Agreement, the Army may take suspension or debarment action as appropriate. Any such misrepresentation or material breach of this Agreement will be regarded as cause for debarment.

     11. Survival of This Agreement. This Agreement shall inure to the benefit of, and be binding upon, the parties and their respective successors and assigns, unless the new owners request and show good cause why it should not be applicable to their operations. Bankruptcy proceedings shall not prevent or stay the enforcement of this Agreement or any debarment proceedings the Army deems to be appropriate should the parties fail to comply with the terms of this Agreement, or engage in such other conduct that is a cause for suspension or debarment.

Administrative Compliance Agreement
ITT Corporation

     12. Truth and Accuracy of Submissions. Contractor represents that all written materials and other information supplied to the Army by its authorized representatives during the course of discussion with the Army preceding this Agreement are true and accurate in all material respects, to the best of the Contractor's information and belief, false statements are punishable under Title 18, United States Code, Section 1001.

     13. Violations of this Agreement. Any violation of this Agreement that is not corrected within ten days from the date of receipt of notice from the Army may constitute an independent cause for debarment. If correction is not possible within ten days, the Contractor shall present an acceptable plan for correction within that ten-day period. The Army may, at its sole discretion, initiate suspension or debarment proceedings in accordance with FAR Subpart 9.4. Alternatively, in the event of any noncompliance, the Army may in its sole discretion extend this Agreement for a period equal to the period of noncompliance. Contractor does not, by this Agreement or otherwise, waive its right to oppose such action under FAR Subpart 9.4, or any other substantive, procedural, or due process rights it may have under the Constitution or other applicable laws or regulations of the United States.

     14. Press Releases. The Contractor agrees that it will cooperate in good faith with the Army regarding any press release related to this Agreement. The Contractor will not unilaterally release any press release related to this Agreement without first obtaining Army approval, which the Army agrees to timely review and not to unreasonably withhold.

     15. Agreement. This Agreement, and its attachments, constitute the entire agreement between the Army and the Contractor, and supersedes all prior agreements or understandings, oral or written, with respect to the subject matter of this action. This Agreement shall not supersede the Deferred Prosecution Agreement with the Department of Justice or the Consent Agreement with the Department of State.

E. ADMINISTRATION OF AGREEMENT

     1. Addresses for Agreement Correspondence. All submissions required by this Agreement shall be delivered to the following addresses, or such other addresses as the parties may designate in writing.

     If to the Army:

          Procurement Fraud Branch
          Contract and Fiscal Law Division
          U.S. Army Legal Services Agency
          ATTN: DAJA-PFB (Brian A. Persico)
          01 North Stuart Street - Suite 700
          Arlington, Virginia 22203-1837

     If to the Contractor:

          Ann D. Davidson
          Chief Ethics and Compliance Officer

Administrative Compliance Agreement
ITT Corporation

          ITT Corporation
          4 West Red Oak Lane
          White Plains, NY 10604

     2. Certification of Compliance. Within 120 days of the Effective Date of this Agreement, Contractor will provide the Army with a certification that all terms and conditions of this Agreement have been implemented or will be satisfied within the times specified in this Agreement.

     3. Access to Books and Records.

     a.   During the term of this Agreement, the Army Procurement Fraud Branch
          (PFB), the Independent Monitor or any agency or office of the Department of Defense designated by PFB for a particular inquiry, shall have the right to examine, audit, and reproduce Contractor's books, records, documents, and supporting materials related to any report, allegation or complaint of suspected violation of law or regulation, whether criminal, civil, administrative, or contractual and whether reported through the hotline program, or by any other means, and any resulting inquiries or investigations related thereto. Such hotline reports, inquiries, investigations, and all related books, records, documents and supporting material are considered by Contractor to be administrative and managerial and are not investigations, books, records, documents, material, reports, or investigations protected by the attorney-client privilege or any other privilege.

     b. PFB, the Independent Monitor and/or their designees shall have the opportunity to review the books, records, documents, materials, reports, and investigations directly related to compliance with this Agreement.

     c. PFB, the Independent Monitor and/or their designees shall also have the opportunity to interview any Contractor employee for the purpose of evaluating: (1) compliance with the terms of this Agreement; (2) future compliance with federal procurement policies and regulations; and (3) maintenance of the high level of business integrity and honesty required of a Government contractor.

     d. The interviews and materials described above shall be made available to PFB, the Independent Monitor and/or their designee(s) at company offices at reasonable times. Contractor's obligation under this Agreement with respect to employee interviews is limited to making its employees available for an interview at their place of employment during normal business hours. The individual employee shall have the right to determine whether or not to submit to an interview. To the extent it is permitted to do so by law, regulation, or policy, the Army shall protect Contractor's confidential and proprietary business information from public disclosure.

     e. The materials described above shall be made available at Contractor's offices at reasonable times for inspection, audit, or reproduction. Neither PFB, the Independent Monitor nor their designees shall copy or remove Contractor's technical or other proprietary data without Contractor's permission.

Administrative Compliance Agreement
ITT Corporation

     4. Corporate Officer List. Contractor shall provide the Army with a list of its directors and officers and a copy of its organizational chart, which will be updated, as changes occur.

     5. Administrative Costs. Within ten days of the Effective Date of this Agreement, Contractor shall deliver a check in the amount of $25,000.00 to the Army, payable to Treasurer of the United States, in order to compensate the Army for the cost of negotiating and administering this Agreement, to include costs associated with Army visits to Contractor and any of its divisions or its subsidiaries authorized under this Agreement.

     6. Expiration. This Agreement shall expire at midnight not later than five years after the Effective Date of this Agreement.

     7. Governing Law. This Agreement shall be governed by the laws of the United States with regard to all matters arising under and individuals located within the United States.

/s/ Steven R. Loranger                    /s/ Robert N. Kittel
-------------------------------------     --------------------------------------
STEVEN R. LORANGER                        ROBERT N. KITTEL
Chairman, President and                   Army Suspension and Debarment Official
Chief Executive Officer
ITT Corporation

10/04/07                                  10/11/07
-------------------------------------     --------------------------------------
DATE                                      DATE

Administrative Compliance Agreement
Attachment 3

Deferred Prosecution Monetary Penalty Implementation

     1. Purpose and Duration. This Attachment addresses the implementation of the effort to be undertaken by ITT Corporation ("Contractor") with respect to the conversion of the Deferred Prosecution Monetary Penalty of fifty million dollars ($50,000,000.00), to a credit, as discussed in Paragraph 22.d of the Deferred Prosecution Agreement ("DPA"). This Agreement was entered into between the United States Department of Justice ("DOJ") and the Contractor on 28 March 2007 (See Attachment 1 to the Administrative Compliance Agreement) and permits the Contractor to engage in activities to accelerate and further the ..development and fielding of the most advanced night vision technology over a period of a maximum period of sixty (60) months, beginning on the date of the DPA's entry into force.

     2. Research Proposals.

     a. Dates of Submission. Within 30 days of the Effective Date of the Administrative Compliance Agreement (ACA), the Contractor shall submit the first series of Research Proposals regarding the expenditure of the Deferred Prosecution Monetary Penalty Implementation from 28 March 2007 through 31 December 2007. On or before 31 October 2007, the Contractor shall submit Research Proposals covering the 12-month period starting January 1, 2008. Future Research Proposals shall be submitted annually on 31 October covering the 12-month period for the following calendar year until the expenditure of the entire amount of the Deferred Prosecution Monetary Penalty or the end of the 60-month period, whichever occurs first.

          (i) Research Proposals may include status reports regarding "work in progress" of previously approved projects to fulfill the annual submission requirements. See Section 2.d of this Attachment.

          (ii) The term "Research Proposals", in the context of this Attachment, is meant to describe a list of possible topics by the Contractor to accelerate and further the development and fielding of the most advanced night vision technology. The number and subject matter of the topics presented is at the discretion of the Contractor.

     b. Scope Proposals. Research Proposals submitted by the Contractor shall address specific approaches to accelerate and further the development and fielding of the most advanced night vision technology. Each Research Proposal shall be submitted for review and approval to the United States Army Research, Development & Engineering Command, Communications and Electronics Research and Development Center, Night Vision & Electronic Sensors Directorate ("NVESD"). At a minimum, each Research Proposal shall include the following features:

          (i) Identify specific topics to be worked on during the yearly period including the technical objectives, approach, and rationale.

          (ii) Research Proposal schedule including technical milestones and proposed NVESD technical reviews. An annual technical review shall take place at the completion of each one year effort.

Administrative Compliance Agreement
Attachment 3

          (iii) Estimated dollar value of the effort. Cost estimates shall be itemized for each technical milestone in the following areas: 1) engineering labor, 2) materials, 3) costs associated with the use of subcontractors, and 4) other costs.

          (iv) Identification and rationale of any proposed capital equipment or prototype fabrication testing to accelerate the fielding of the most advanced night vision technology.

          (v) Validation criteria for each technical milestone, including data, simulations, demonstrations and/or deliverables.

     c. Interim Changes. At any point during the performance of an approved research project, the Army reserves the right to request additional topics, to broaden an existing topic or inform the contractor that the topic is no longer eligible to reduce the Deferred Prosecution Monetary Penalty. Such allowable deviations from approved topics may be made in writing to ITT by NVESD to the points of contact listed in
          Section 4 of this Attachment or their designated successors.

     d. Work In Progress. Research projects that need to extend beyond a 12-month period shall be identified in the original project's submission, together with the rationale for the extended period, and shall identify appropriate milestones in the proposed schedule. Such efforts shall be started upon approval by NVESD of the proposed topic, and may continue beyond the 12-month timeframe until the project reaches its "logical conclusion" or the contractor is told that the project is no longer eligible to reduce the Deferred Prosecution Monetary Penalty. The Contractor and NVESD shall consult with each other throughout the progress of research.

     3. Research Proposal Approval Process.

     a. Review of Submissions. NVESD will review each project and provide written approval or disapproval of each specific topic that ITT proposes receiving credit for expenditures on the project against the $50,000,000.00. The Army, through its representative, NVESD, may, at its discretion, accept or reject applying credit for topics undertaken by the Contractor to meet the requirements of the DPA.

     b. Selection of Research Projects. The Contractor shall provide a list of proposed projects to NVESD in the format described in Section 2 of this Attachment. NVESD may then select any, all or none of the individual topics submitted by the Contractor for approval of credit against the $50,000,000.00 at its sole discretion. NVESD may also request additional information or clarification of an individual topic from the Contractor to assist in making this determination.

     c. Resubmissions of Rejected Proposals. The Contractor will be given thirty (30) calendar days to amend and re-submit revised topics based on the review guidance provided by NVESD, if deemed appropriate. Resubmitted topics will be reviewed with the same criteria and in the same manner as the original projects. As part of the review guidance, NVESD may also, at its discretion, inform the Contractor that the resubmission of a particular topic is not required for technical, cost or other reasons.

     d. Commencement of Work. The Contractor is authorized to begin work on an approved topic at any time after receiving a written confirmation of approval of a topic from NVESD.

     e. The Department of Justice will act as the final arbiter of eligibility for credit against the Deferred Prosecution Monetary Penalty.

     4. Reports to the Army.

     a.   ITT shall provide an interim milestone report not later than thirty
          (30) calendar days after each technical review and an annual report not later than thirty (30) calendar days after the completion of each annual review to the following Army Official at NVESD:

          Philip Perconti
          Night Vision Electronic Sensors Directorate
          AMSRD-CER-NV-ST
          10221 Burbeck Road
          Fort Belvoir, VA 22060

     b. The interim milestone and annual reports shall contain both a technical section and a cost section. NVESD shall review and approve the technical section. NVESD shall forward the cost section of the reports to the Independent Monitor appointed by the ACA for review. The Independent Monitor shall send a copy of any comments based upon its cost review to NVESD, the Assistant Secretary of the Army for Acquisition, Logistics and Technology, and the United States Attorney for the Western District of Virginia.

     c. Approval of both the technical and cost sections of each annual report is required for the associated expenditures to be accepted as partial fulfillment of the Contractor's obligations under Paragraph 22.d of the DPA by DOJ with input from the Army.

     d. The NVESD shall designate alternate or additional Army Officials as needed and shall inform the Contractor of such changes as they occur.

     5. General Provisions.

     a. Extensions of Time. Requests for extensions of time for the submission of any of the proposals, reports or other materials required by this Attachment must be submitted in writing to NVESD not later than ten
          (10) working days in advance of the date which they are due. Requests for extensions of time may only be granted for good cause as demonstrated by the Contractor, with the length of time to be granted to be determined by NVESD. NVESD will provide a written approval or disapproval to any such request, with a copy provided to the Independent Monitor.

     b. Costs. No costs associated with the work accomplished per the Research Proposals submitted in accordance with this Attachment or costs directly associated with any of the requirements of those plans are recoverable by the Contractor as allowable costs.

          The Contractor may not attempt to recover any portion of these funds either directly or indirectly as part of an overhead or G&A pool. The Army expressly reserves the right to seek any and all criminal, civil and administrative remedies should the Contractor attempt to recover any portion of these funds either directly or indirectly from the Government.

     c. Government Purpose Rights. The Contractor will provide to the Government "Government Purpose Rights," as defined by DFARS 252.227-7013, in any computer software produced, or partially produced, and in any technical data related to any item, component, or process developed, or partially developed, in connection with the efforts described in this document in accordance with Paragraph 22.d of the DPA. Such computer software and/or technical data shall be deliverable upon NVESD's request at no cost.

     d. Expiration of Terms. This Attachment shall remain in force for the duration of the ACA between the Army and the Contractor. Any portion of the )Deferred Prosecution Monetary Penalty not converted to credits at the end of the sixty (60) month duration of the DPA shall be accounted for by the Contractor to the Independent Monitor not later than 29 March 2012. A copy of this report shall also be provided to NVESD.

     e. Incorporation by Reference. The undersigned parties agree that the terms and conditions of the ACA between the Army and the Contactor, in their entirety, are incorporated by reference into this Attachment.

          /s/ Steven R. Loranger             /s/ Thomas H. Killion
          ---------------------------------  -----------------------------------
          STEVEN R. LORANGER                 DR. THOMAS . KILLION
          Chairman, President and            Deputy Assistant Secretary Official
          Chief Executive Officer            for Research and Technology,
          ITT Corporation                    Chief Scientist
                                             Department of the Army

          10/04/07                           24 Sep 2007
          ---------------------------------  -----------------------------------
          DATE                               DATE